Exhibit 99.1

PRESS RELEASE

Aspen Announces Preliminary Estimate of Fourth Quarter 2017 Underwriting
Loss and Initial Assessment of the Impact of U.S. Tax Reform

Hamilton, Bermuda, January 25, 2018 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) announced today a preliminary estimate of approximately $135 million in pre-tax losses, net of reinsurance and reinstatement premiums, related to wildfires in California in the fourth quarter of 2017. The estimated losses are predominantly attributed to Aspen’s Reinsurance segment.

Aspen expects to record an underwriting loss of approximately $245 million in the fourth quarter of 2017. These results reflect the natural catastrophe losses described above as well as an increased frequency of mid-sized and attritional losses primarily in Aspen’s Insurance segment. These include property and fire-related losses in the U.K. and the U.S. and, to a lesser extent, cyber losses and an increase in a previously reported surety loss. Aspen's reserves for losses and loss adjustment expenses remain strong and the expected fourth quarter 2017 underwriting loss includes a release of reserves from prior years.

Chris O’Kane, Chief Executive Officer, commented: “We are deeply disappointed with our financial performance in 2017. We have taken a number of actions to improve our underwriting performance and expect to see the impact of these reflected in our 2018 underwriting year results and beyond. We believe our capital position is appropriate to support our ongoing business and underpins our financial strength ratings.”

Updated loss estimates and full operating results for the fourth quarter of 2017 will be reflected in Aspen’s press release containing its fourth quarter 2017 financial results, which are scheduled for release on Wednesday, February 7, 2018, following the close of the New York Stock Exchange.

Aspen’s preliminary estimates of losses in the fourth quarter of 2017 involve the exercise of considerable judgment and are based, among other factors, on a review of the individual treaties and policies expected to be impacted, information available to date from clients and brokers, market intelligence, initial loss reports, modeled loss projections and exposure analysis. Due to the complexity of losses from natural catastrophes and the uncertainty associated with Aspen’s assumptions and the preliminary information used to prepare these estimates, Aspen’s actual losses from these natural catastrophes may differ materially from the preliminary estimates provided above.

Based on its initial assessment of the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”), Aspen does not anticipate a significant impact on its net income in 2018.

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About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2016, Aspen reported $12.1 billion in total assets, $5.3 billion in gross reserves, $3.6 billion in total shareholders’ equity and $3.1 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC (“S&P”), an “A” (“Excellent”) by A.M. Best Company Inc. (“A.M. Best”) and an “A2” by Moody’s Investors Service, Inc. (“Moody’s”).

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains written forward-looking statements, such as those related to preliminary loss estimates from natural catastrophes and other loss activity in the fourth quarter of 2017, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” “assume,” “objective,” “aim,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. Aspen believes these factors include, but are not limited to: the actual development of losses and expenses impacting estimates for the Northern and Southern California wildfires that occurred in the fourth quarter of 2017; the impact of complex and unique causation and coverage issues associated with the attribution of losses relating to such events; potential uncertainties relating to reinsurance recoveries, reinstatement premiums and other factors inherent in loss estimation; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; the models we use to assess our exposure to losses from future catastrophes contain inherent uncertainties and our actual losses may differ significantly from expectations; our capital models may provide materially different indications than actual results; evolving issues with respect to interpretation of coverage after major loss events; changes in U.S. federal income tax laws or regulations or the manner in which they are interpreted; the impact of U.S. Tax Reform on Aspen’s business, investments and assets, including (i) changes to the valuation of deferred tax assets and liabilities, (ii) that the costs associated with U.S. Tax Reform may be greater than expected; and (iii) the risk that technical corrections, regulations and supplemental legislation and future interpretations or applications thereof or other changes may be issued in the future, including the rules affecting the valuation of deferred tax assets; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; changes in the total industry losses or our share of total industry losses resulting from events, such as catastrophes, that have occurred in prior years or may occur and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors; our reliance on industry loss estimates and those generated by modeling techniques; and the impact of one or more large losses from events other than catastrophes or by an unexpected accumulation of attritional losses and deterioration in loss estimates. For a more detailed description of these uncertainties and other factors, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K and Aspen’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 as filed with the United States Securities and Exchange Commission. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For further information:

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
Steve.colton@aspen.co
+44 20 7184 8337

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